UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2022

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8610
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 7, 2022, we decided to wind-down RedfinNow and to reduce our number of employees by approximately 862, which represents 13 percent of our total employees. Of these, 264 job eliminations are directly related to the wind-down of RedfinNow. In addition, approximately 218 employees will have their current role eliminated, but are being offered a new role within the company.

Winding down RedfinNow is a strategic decision we made in order to focus our resources on our core businesses in the face of the rising cost of capital.

The remaining workforce reductions are primarily among our real estate services and headquarters employees in response to macroeconomic conditions. This workforce reduction will reduce our number of lead agents by approximately 197, which represents 9 percent of total lead agents. This action comes in the wake of our June workforce reduction, which was a response to slowing 2022 home sales. Since June, mortgage interest rates have continued to climb and expectations for home sales have come down even further. Today’s workforce reduction assumes a housing downturn that lasts at least through 2023. Since April 2022, through involuntary reductions and attrition, we have reduced our total number of employees by 27 percent, including a reduction in lead agents of 28 percent.

Regarding RedfinNow, we expect to continue to complete the purchase of homes we are contractually obligated to purchase and to renovate and sell such properties quickly. As of October 31, 2022, the inventory value of our homes was approximately $265 million, with another $92 million under contract to sell. By the end of January 2023, we expect to own less than $85 million in homes. We expect to complete the liquidation of our RedfinNow inventory in the second quarter of 2023. While the bulk of the workforce reduction is occurring today, we expect to complete this workforce reduction and wind-down of RedfinNow promptly after selling the remaining properties currently in inventory into 2023.

In connection with the preparation of our financial statements for the third quarter of 2022, we recorded an $18 million write-down of inventory associated with RedfinNow as a result of purchasing homes during 2022 at higher prices than RedfinNow’s current estimates of the values if we were to sell the homes as of September 30, 2022, net of selling costs.

As a result of the workforce reduction and wind-down of RedfinNow, we expect to incur pre-tax charges of approximately $21 million to $23 million, primarily in the fourth quarter of 2022 and the first quarter of 2023. Of the charges that will be recorded as impairment and restructuring costs in our consolidated statements of operations, an estimated $19 million to $20 million relate to one-time termination benefits consisting of severance and related costs, and an estimated $2 million to $3 million relate to charges associated with long-lived assets pertaining to RedfinNow. As a result of our decision to wind-down RedfinNow operations, we plan to report RedfinNow as a discontinued operation beginning with the period during which we complete wind-down of the business. Our evaluation of various alternative courses of action that we may take related to the wind-down is in progress, and we may incur additional costs as a result of such actions. All estimated amounts are subject to change until finalized.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws, including our future operating results and the estimated range and timing of the charges, write-downs, and cash outlays resulting from our expected workforce reduction and wind-down of RedfinNow operations. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Factors that could cause actual results to differ materially from the forward-looking statements include our inability to successfully implement the workforce reduction and wind-down of RedfinNow; unanticipated developments that may delay or increase the costs associated with our wind-down activities; a change in the number of employees being terminated as part of the workforce reduction; our inability to complete the purchase of homes we are contractually obligated to purchase and renovate, market, and close on the sale of homes currently in inventory during the wind-down of RedfinNow; disruptions in relationships with customers, suppliers, vendors, broker partners, contractors, employees, lenders, and consumers given our decision to wind-down RedfinNow operations; and changes in our access to and the availability of financing on terms acceptable to us to finance the purchase of homes through RedfinNow during the wind-down of RedfinNow. For additional factors, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2021, as supplemented by our quarterly reports for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, each of which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this report. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Item 7.01 Regulation FD.

The estimated severance and related costs described in item 2.05 were not included in our third quarter 2022 guidance that we had provided on August 4, 2022.

On November 9, 2022, Glenn Kelman, our chief executive officer, published an article at www.redfin.com/blog discussing the wind-down of RedfinNow and the related workforce reduction. A copy of the article is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Article published November 9, 2022
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: November 9, 2022	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer